

<ARTICLE> 5

<LEGEND>
  THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE SEPTEMBER 30,
  1994 FINANCIAL STATEMENTS OF COMMERCIAL CREDIT COMPANY AND IS QUALIFIED IN ITS ENTIRETY
  BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>

<MULTIPLIER> 1,000


<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1994
<PERIOD-END>                               SEP-30-1994

<CASH>                                      $   11,300
<SECURITIES>                                 1,512,800 <F1>
<RECEIVABLES>                                7,349,600 <F2>
<ALLOWANCES>                                 (178,100)
<INVENTORY>                                          0 <F3>
<CURRENT-ASSETS>                                     0 <F3>
<PP&E>                                               0 <F3>
<DEPRECIATION>                                       0 <F3>
<TOTAL-ASSETS>                               9,161,500

<CURRENT-LIABILITIES>                                0 <F3>
<BONDS>                                      6,491,400 <F4>
<PREFERRED-MANDATORY>                                0 <F3>
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                   1,108,100 <F5>
<TOTAL-LIABILITY-AND-EQUITY>                 9,161,500

<SALES>                                              0 <F3>
<TOTAL-REVENUES>                             1,181,900
<CGS>                                                0 <F3>
<TOTAL-COSTS>                                  908,100
<OTHER-EXPENSES>                                     0 <F3>
<LOSS-PROVISION>                               112,300 <F6>
<INTEREST-EXPENSE>                             293,400 <F6>
<INCOME-PRETAX>                                273,800
<INCOME-TAX>                                    95,800
<INCOME-CONTINUING>                            166,600
<DISCONTINUED>                                       0 <F3>
<EXTRAORDINARY>                                      0 <F3>
<CHANGES>                                            0 <F3>
<NET-INCOME>                                   166,600
<EPS-PRIMARY>                                        0 <F3>
<EPS-DILUTED>                                        0 <F3>

<F1> Includes the following items from the financial statements: total investments $1,512,800.

<F2> Includes the following items from the financial statements: consumer finance receivables $6,792,800 and other receivables $556,800.

<F3> Items which are inapplicable relative to the underlying financial statements are indicated with a zero as required.

<F4> Includes the following items from the financial statements: certificates of deposit
     $74,000; short-term borrowings $2,491,300 and long-term debt $3,926,100.

<F5> Includes the following items from the financial statements: additional paid-in capital
     $153,200; retained earnings $979,200; unrealized gain (loss) on investments $(24,200);
     and cumulative translation adjustment $(100).

<F6> Included in total costs and expenses applicable to sales and revenues.


